[WELLS FARGO ADVANTAGE FUNDS LOGO]	YOUR PROXY ID: “TAG ID”

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WELLS FARGO ADVANTAGE CALIFORNIA TAX-FREE MONEY MARKET FUND

of

WELLS FARGO FUNDS TRUST

525 Market Street

San Francisco, CA 94105

October 30, 2009

Dear Shareholder,

There are only a few days left to vote your shares of the Wells Fargo Advantage California Tax-Free Money Market Fund for the upcoming Special Meeting of Shareholders on November 9, 2009. For your convenience you may register your vote by calling 1-866-828-6931 between the hours of 9:00 a.m. and 11:00 p.m. Eastern Time. It will only take a few moments of your time and there is no confidential information required when calling.

As a significant shareholder in the Wells Fargo Advantage California Tax-Free Money Market Fund, it is important to voice your opinion on this matter as it relates to a change to the Fund’s fundamental investment policy. Please refer to the enclosed proxy materials for detailed information.

PLEASE VOTE TODAY!

1-866-828-6931

[TELEPHONE GRAPHIC]

Phone representatives can also answer questions about the proxy or voting your shares.

Sincerely,

C. David Messman

Secretary

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